Exhibit 10.12

LOAN AGREEMENT

This loan agreement (this “Loan Agreement”) is made and entered into as of January 28, 2020 (the “Effective Date”), between Mavenir Systems, Inc., a Delaware corporation (hereinafter referred to as “Lender”), and Sierra Private Investments L.P., a Cayman Islands exempted limited partnership organized (hereinafter referred to as “Borrower” and jointly with the Lender as the “Parties” or each of them as a “Party”).

ARTICLE 1

Granting of the Loan

1.1 As of the Effective Date, Lender has loaned $15,000,000 (the “Loan Amount”) to Borrower. Borrower hereby agrees to repay the Loan Amount to Lender pursuant to the terms of this Loan Agreement.

ARTICLE 2

Interest

2.1 The unpaid portion of the Loan Amount shall bear interest at a rate equal to 2.00% above the term loan under the Credit Agreement, dated as of May 8, 2018, among the Lender, Mavenir Private Holdings II Ltd, the financial institutions from time to time party thereto as lenders and issuing lenders, Goldman Sachs Lending Partners LLC as administrative agent and collateral agent.

ARTICLE 3

Repayment

3.1 The Loan Amount and/or any interest accrued thereon pursuant to Section 2.1 above shall be payable by Borrower on May 8, 2026. Borrower may prepay the Loan Amount and/or any amount of interest accrued thereon pursuant to Section 2.1 above in whole or in part at any time or from time to time without premium or penalty.

3.2 Notwithstanding the foregoing, in the case of termination of this Loan Agreement in accordance with Article 4 below, Borrower shall continue to owe Lender any and all outstanding amounts due under this Loan Agreement, and any such amounts shall become due immediately following any termination.

ARTICLE 4

Termination

4.1 The Lender shall be entitled to terminate this Loan Agreement, at any point in time, with immediate effectiveness if Borrower goes into bankruptcy, voluntary or involuntary dissolution, is declared insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other applicable insolvency legislation, makes an assignment for the benefit of creditors, becomes subject to proceedings under any bankruptcy or insolvency law, or suffers the appointment of a receiver or trustee over all of or substantially all of its assets or properties.

4.2 Either Party is, irrespective of the termination right according to Section 4.1 above, entitled to terminate this Loan Agreement, at any point in time.

ARTICLE 5

Tax Matters

5.1 Borrower shall make all payments to be made by it to the Lender under this Loan Agreement without any withholding or deduction unless a withholding or deduction is required by law.

5.2 Each Party agrees to cooperate in completing any procedural formalities (including but not limited to obtaining authorizations from any relevant tax authority under a double tax treaty to enable the payment of interest without any withholding or deduction) reasonably necessary to enable Borrower to make payments to the Lender under this Loan Agreement without any withholding or deduction.

ARTICLE 6

Miscellaneous

6.1 This Loan Agreement, and any disputes arising out of or in connection with this Loan Agreement, shall be governed by and construed in accordance with the laws of the State of New York in the United States of America, excluding its rules governing conflicts of laws. The courts of the State of New York in New York County or of the United States District Court of the Southern District of New York, shall have non-exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Loan Agreement.

6.2 The failure of either Party to assert any of its rights under this Loan Agreement shall not be deemed to constitute a waiver of that Party’s right thereafter to enforce each and every provision of this Loan Agreement in accordance with its terms.

6.3 The subject headings of this Loan Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

6.4 The Parties agree that the English language shall be the language of interpretation of this Loan Agreement.

6.5 This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

6.6 No modification or amendment to this Loan Agreement shall be effective unless in writing and executed by the duly authorized representative of each of the Parties.

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IN WITNESS WHEREOF, the parties have caused this Note to be duly executed as of the date first above written.

BORROWER:

SIERRA PRIVATE INVESTMENTS L.P.

By:	Siris Partners III (Cayman) GP I L.P.,
its general partner

By:	Siris Partners III (Cayman) GP I Ltd.,
its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Director

LENDER:

MAVENIR SYSTEMS, INC.

By:	/s/ Terry Hungle
Name: TERRY HUNGLE
Title: EVP+CFO

[Signature Page to Loan Agreement]